Exhibit 10.4

WAIVER AND CONSENT

January 5, 2017

WHEREAS, the Board of Directors (the “Board”) of Foundation Medicine, Inc. (the “Company”) desires to appoint Troy Cox as the Company’s Chief Executive Officer, to increase the size of the Board to ten (10) directors (the “Proposed Increase”) and to elect Mr. Cox as a director of the Company, in each case as of February 6, 2017 (the “New CEO Start Date”);

WHEREAS, the Company and Roche Holdings, Inc. (the “Investor”) are parties to that certain Investor Rights Agreement, dated as of January 11, 2015, as may be amended or restated from time to time (the “Rights Agreement”);

WHEREAS, the Fully Diluted Aggregate Ownership Percentage of the Investor Group (as each term is defined in the Rights Agreement) exceeds 10% of the Company;

WHEREAS, pursuant to Section 2.02(a)(i) of the Rights Agreement, the Investor has the right to designate a number of individuals as directors of the Company equal to the lesser of (A) seats representing 33.34% of the Board and (B) a number equal to (x) the number of seats on the Board multiplied by (y) the Aggregate Ownership Percentage of the Investor Group (as defined in the Rights Agreement) at such time (the “Designation Right”);

WHEREAS, as of the New CEO Start Date, it is proposed that Mr. Cox shall be elected to the Board as the Company’s Chief Executive Officer in accordance with Section 2.02(a)(ii) of the Rights Agreement;

WHEREAS, pursuant to Section 2.02(a)(iv) of the Rights Agreement, any remaining seats on the Board not filled pursuant to Sections 2.02(a)(i)-(iii) of the Rights Agreement shall be filled by Independent Directors (as defined in the Rights Agreement) (the “Independence Requirement”);

WHEREAS, following the Proposed Increase, it is further proposed that Michael Pellini, M.D. will remain on the Board as a director appointed pursuant to Section 2.02(a)(iv) of the Rights Agreement notwithstanding that he will not satisfy the criteria to qualify as an Independent Director (as defined in the Rights Agreement);

WHEREAS, pursuant to Section 2.05(a) of the Rights Agreement, the Company may not appoint a new Chief Executive Officer without the Investor’s prior written approval; and

WHEREAS, pursuant to Section 8.03 of the Rights Agreement, the Investor desires to (i) effective until the conclusion of the Company’s 2017 annual meeting of stockholders, waive the Designation Right solely with respect to the Proposed Increase, (ii) consent to Dr. Pellini’s continued service on the Board notwithstanding that Dr. Pellini will not satisfy the criteria to qualify as an Independent Director, and (iii) approve the appointment of Mr. Cox as the Company’s Chief Executive Officer as of the New CEO Start Date.

NOW, THEREFORE, the Investor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees:

1.    The Investor hereby irrevocably (A) effective until the conclusion of the Company’s 2017 annual meeting of stockholders, waives the Designation Right solely with respect to the Proposed Increase, and (B) consents to Dr. Pellini’s continued service on the Board, notwithstanding that Dr. Pellini will not satisfy the criteria to qualify as an Independent Director. In addition, the Investor hereby consents to the appointment of Mr. Cox as the Company’s Chief Executive Officer, effective as of the New CEO Start Date, in accordance with Section 2.05(a) of the Rights Agreement. For the avoidance of doubt, such waiver and consent is limited to the

Proposed Increase, Dr. Pellini’s continued service on the Board and the appointment of Mr. Cox as the Company’s Chief Executive Officer and does not limit, modify, amend or waive the Investor’s rights with respect to the appointment of any other chief executive officer, any additional increase in the size of the Board, the requirement that other new directors designated pursuant to Section 2.02(a)(iv) of the Rights Agreement meet the Independence Requirement or any of the Investor’s other rights under the Rights Agreement.

2.    This Waiver and Consent shall be effective immediately after its due execution by the undersigned; provided, that this Waiver and Consent shall terminate and no longer be effective if Mr. Cox does not assume his duties as the Company’s Chief Executive Officer and as a member of the Board on or about the New CEO Start Date. This Waiver and Consent may be executed in any number of counterparts, each such counterpart shall be deemed an original instrument, and all such counterparts together shall constitute but one agreement. This Waiver and Consent may be executed and delivered by facsimile or email (.pdf), and upon such delivery the facsimile or email (.pdf) signature will be deemed to have the same effect as if the original signature had been delivered. This Waiver and Consent shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws.

3.    Except as expressly waived, amended or approved hereby, the provisions of the Rights Agreement are and will remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Waiver and Consent to be effective as of the date first written above.

ROCHE HOLDINGS, INC.

By:	/s/ Frederick C. Kentz III
Name:	Frederick C. Kentz III
Title:	Vice President

AGREED AND ACKNOWLEDGED:

FOUNDATION MEDICINE, INC.

By:	/s/ Alexis Borisy
Name:	Alexis Borisy
Title:	Chairman of the Board of Directors